EXHIBIT 23.01


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated February 10, 1999, included in this Form 10-K, into Sbarro, Inc.'s previously filed Registration Statements on Form S-3 (File No. 33-39637) and Form S-8 (File Nos. 33-4380, 33-39636 and 33-68486). It should be noted that we have performed no audit procedures subsequent to February 10, 1999, the date of our report. Furthermore, we have not audited any financial statements of Sbarro, Inc. as of any date or for any period subsequent to January 3, 1999.






New York, New York
April 2, 1999